LINCOLN VARIABLE INSURANCE PRODUCTS TRUST

("LINCOLN FUNDS")

LINCOLN INVESTMENT ADVISORS CORPORATION ("LIAC")

§ 3.1 Code of Ethics

I.Policy and Purpose

LIAC and the Lincoln Funds have adopted a Code of Ethics. The Code documents how the Lincoln organization prevents personal securities transactions and other investment activities from impacting LIAC "Clients," which includes the Funds, private funds and separate accounts.

The Code outlines:

The general principles of how LIAC and the Funds conduct business; and

The conditions applicable to each Access Person's personal trading.

The Code also satisfies the regulatory requirements of Rule 204A-1 under the Advisers Act and Rule 17j- 1 under the 1940 Act.

II.Guidelines and General Procedures

The Code – attached to this policy as Exhibit B – generally applies to (i) Lincoln employees who obtain pre-trade information regarding the purchase or sale of a Client's portfolio securities and (ii) Lincoln employees who obtain or have access to portfolio holdings which have not yet been made public. This category of persons is often referred to as "Access Persons".

The Code attached in Exhibit B uses definitions which may be different from those used in the rest of this Manual; the Code contains a section addressing the defined terms used in the Code.

Policy Revision Control

Revision Number	1.1
Effective Date	September 30, 2015
Revised	February 28, 2018

Exhibit B

Lincoln Investment Advisors Corporation

and

Lincoln Mutual Funds

Code of Ethics

Rules for Employee Investing

September 2015

I.Introduction

Lincoln Investment Advisors Corporation ("LIAC") and the Lincoln Mutual Funds (the "Funds")51 have adopted this Code of Ethics (this "Code"). This Code documents how the Lincoln organization prevents personal securities transactions and other investment activities from impacting LIAC "Clients," which includes the Funds, private funds and separate accounts.

This Code generally applies to Lincoln employees who obtain pre-trade information regarding the purchase or sale of a Client's portfolio securities. This category of persons is often referred to as "Access Persons" (see further description of "Access Person" in Section IV "Definitions"). LIAC and the Funds are fiduciaries of the Clients and Fund shareholders, respectively. This means that they and Access Persons have a duty to act fairly, honestly, and in the best interests of Clients and Fund shareholders.

Part of fulfilling these duties is ensuring that personal interests and conduct which might conflict or appear to conflict with the interests of Clients are disclosed and controlled. The controls to address these potential conflicts are summarized in this Code.

Specifically, this Code outlines:

The general principles of how LIAC and the Funds conduct business; and

The conditions applicable to each Access Person's personal trading.

This Code also satisfies the regulatory requirements of Rule 204A-1 under the Investment Advisers Act of 1940 (the "Advisers Act") and Rule 17j-1 under the Investment Company Act of 1940 (the "1940 Act").

Each Access Person is expected to understand and abide by this Code as a condition of such person's association with Lincoln. This Code is being delivered to each Access Person for his or her reference. Any changes to this Code also will be provided to each Access Person. Each Access Person will be required to acknowledge receipt and acceptance of this Code upon becoming an Access Person and then on an annual basis.

Questions About This Code of Ethics

If you have any question about this Code, you should contact the Code's

Compliance Officer at:

∙Jack.Weston@lfg.com; or

∙(603) 226-5457.

51The Funds include the series of Lincoln Variable Insurance Products Trust.

II.Statement of General Principles

The LIAC and the Funds adopt the following general principles to guide the actions of Access Persons:

The interests of Clients must come first. In decisions relating to their personal investments, an Access Person must scrupulously avoid serving personal interests ahead of Client interests.

An Access Person must avoid conduct that creates the appearance of a conflict of interest. In addition to following the letter of the Code, an Access Person must be vigilant in avoiding situations involving any real or possible impropriety.

An Access Person should not take inappropriate advantage of his or her position. It is imperative that an Access Person avoid any situation that might compromise the exercise of fully independent judgment in the interests of Clients.

Compliance with applicable law. Access Persons shall comply with Applicable Federal Securities Laws.

III. General Standards of Conduct

Lincoln considers personal trading to be a privilege, not a right. When making personal investment decisions, Access Persons must exercise extreme care to ensure that the prohibitions of this Code are not violated. Access Persons should conduct their personal investing in such a manner that will eliminate the possibility that their time and attention are devoted to their personal investments at the expense of time and attention that should be devoted to their duties at Lincoln.

Excessive or inappropriate trading ("excessive trading") that interferes with job performance or compromises the duty that LIAC owes to its Clients will not be permitted. An unusually high level of personal trading is strongly discouraged and may be monitored by the Code's Compliance Officer or designee and reported to Lincoln senior management. A pattern of excessive trading may lead to disciplinary action.

IV. Definitions

a)"Access Person" means (i) any trustee, director, officer, partner or Advisory Person of LIAC or the

Funds, (ii) any Supervised Person of LIAC, and (iii) other persons as designated by the Code's

Compliance Officer.

b)"Advisory Person" of LIAC or the Funds means (i) any trustee, director, officer, partner or employee of LIAC or the Funds (or of any company in a control relationship to LIAC or the Funds) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Covered Security by a Client (including the writing of an option to purchase or sell a Covered Security), or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to LIAC or the Funds who obtains information concerning recommendations made to a Client with regard to the purchase or sale of Covered Securities by the Clients.

c)"Applicable Federal Securities Laws" means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the 1940 Act, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Securities and Exchange Commission ("SEC") under any of these statutes, the Bank

Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the SEC or the Department of the Treasury.

d)"Automatic Investment Plan" means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

e)"Beneficial Ownership" is to be determined in the same manner as it is for purposes of Section 16 of the

Securities Exchange Act of 1934. This means that a person should consider himself or herself the beneficial owner of securities in which he has a direct or indirect pecuniary interest. In addition, a person should consider himself the beneficial owner of securities held by his spouse, domestic partner, dependent children, any person who shares his home, or other persons (including trusts, partnerships, corporations and other entities) by reason of any contract, arrangement, understanding or relationship that provides him with sole or shared voting or investment power.

f)"Control" shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act, which defines "control" as the power to exercise a controlling influence over the management or policies of a company.

The issue of influence or control is a question of fact, which must be determined on the basis of all surrounding facts and circumstances. Any person who owns beneficially, either directly or through one or more controlled companies, more than 25% of the voting securities of a company shall be presumed to control such company. The Code's Compliance Officer should be informed of any accounts for which an access person is considered a "beneficial owner" but where the Access Person has no direct or indirect influence or control, such as (i) accounts in which full investment discretion has been granted to an outside bank, investment advisor or trustee and where neither the Access Person nor any close relative participates in the investment decisions or is informed in advance of transactions ("Blind Accounts"), or

(ii)accounts of close relatives where the circumstances clearly demonstrate that there is no risk of influence or control by the access person.

g)"Covered Security" shall have the same meaning as that set forth in Section 2(a)(36) of the 1940 Act, and generally shall include:

Equity securities,

Fixed-income securities,

Exchange-traded funds,

Lincoln Funds,

Variable annuity contracts and variable life insurance policies with underlying separate accounts that invest in Lincoln Funds,

Derivatives (e.g., options, futures, forwards, and swaps),

Commodities, and

Stock options.

Covered Security shall not include:

Stock of Lincoln National Corporation,52

Shares of mutual funds that are not Lincoln Funds,

Variable annuity contracts and variable life insurance policies with underlying separate accounts that do not invest in Lincoln Funds,

Securities held through 529 plans (both prepaid college tuition plans and college savings plans),

Direct obligations of the Government of the United States,

Bankers' acceptances,

Bank certificates of deposit,

Savings accounts, and

Commercial paper and high quality short-term debt instruments, including repurchase agreements.

h)"De Minimis Purchases or Sales" shall mean purchases or sales by Access Persons of up to 500 shares of

(i)stock in a company that is in the Standard and Poor's 500 Index or (ii) an ETF listed on Exhibit A.

i)"Investment Personnel" of LIAC or the Funds means (i) any employee of LIAC or the Funds (or of any company in a control relationship to LIAC or the Funds) who, in connection with his or her regular

52LIAC Clients, including all Funds other than index funds, are prohibited from investing directly in securities of Lincoln National Corporation.

functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by Clients (including but not limited to: portfolio managers, research analysts, and securities fund specialists), or (ii) any natural person who both controls LIAC or the Funds and obtains information concerning recommendations made to a Client regarding the purchase or sale of securities by the Client or

(iii)other persons as designated by the Code's Compliance Officer.

j)"Independent Trustee" means any Trustee of the Fund who is not "an interested person" of the Fund within the meaning of Section 2(a)(19) of the 1940 Act.

k)"Managed Account" means an account that is professionally managed through a wrap program. An example of a managed account would be a professionally advised account about which the Access Person will not be consulted or have any input on specific transactions placed by the investment manager prior to their execution. Managed Accounts require pre-approval from the Code's Compliance Officer prior to starting up the account and the Code's Compliance Officer may require additional information including, but not limited to, information regarding the relationship between the Access Person and the manager of such account. The Code's Compliance Officer will consider the facts and circumstances of the account, including the functions and duties of Access Persons, when approving or denying such accounts. In addition, preclearance is exempt with Managed Accounts, however, all trades still require reporting and duplicate statements and confirmations are required to be sent to the Code's Compliance Officer. Trades initiated by the wrap manager are exempt from preclearance. All trades initiated by Access Persons require preclearance.

l)Security being "Considered for Purchase or Sale" or "Being Purchased or Sold" means when a recommendation to purchase or sell the Covered Security has been made and communicated to the trading desk and with respect to the person making the recommendation, when such person seriously considers making, or when such person knows or should know that another person is seriously considering making, such a recommendation.

m)A "Security Held or to be Acquired" means any Covered Security which, within the most recent 15 days,

(i)is or has been held by a Client, or (ii) is being or has been considered for purchase by a Client, or any option to purchase or sell, and any security convertible into or exchangeable for, such Covered Security.

n)"Supervised Person" of LIAC means any employee of LIAC, and any other person who provides advice on behalf of LIAC and is subject to LIAC's supervision and control, who (i) has access to nonpublic information regarding a Client's purchase or sale of securities, or (ii) is involved in making securities recommendations, or (iii) who has access to securities recommendations which are nonpublic, or (iv) has access to nonpublic information regarding the portfolio holdings of any of the Funds.

V.Personal Trading

A.Account Types

The trading restrictions and reporting requirements of this Code apply to Access Persons' securities accounts, which generally are any accounts through which Access Persons may buy, sell, or hold securities.

Depending on the investment options for the account, a securities account could include:

Personal brokerage accounts;

Retirement accounts (personal and employer sponsored);*

Trust accounts; and

Wrap accounts.**

*A Retirement Account includes a traditional IRA, a roll-over IRA, a SEP-IRA, a Roth IRA, a 401k plan account, a thrift-savings plan account, a 403b plan account, among others.

**An Access Person must obtain pre-approval from the Code's Compliance Officer to establish a discretionary wrap account. The Officer will consider the facts and circumstances of the account, including the functions and duties of Access Persons, when approving or denying such accounts.

B.Account Control

This Code applies to the securities accounts where an Access Person has a financial interest or control (i.e., is a "Beneficial Owner" of the account). An Access Person is generally considered to have Beneficial Ownership of an account where a named account owner is, among others:

The Access Person;

The Access Person's spouse or domestic partner;

The Access Person's dependent children;

A person sharing the Access Person's household;

Anyone who has given the Access Person discretion over their investments; or

A person that by reason of any contract, arrangement, understanding or relationship provides the Access Person with sole or shared voting or investment power.

If someone has authorized the Access Person to make investment decisions on her/his behalf, then that securities account would be considered the Access Person's securities account according to this Code. (For example, if an Access Person's neighbor has given authority to the Access Person to make investments on her behalf in an investment account, then the neighbor's investment account is considered the Access Person's securities account.)

VI. Prohibited Activities

No Access Person shall, in connection with the purchase or sale, directly or indirectly, by such person of a Security Held or to be Acquired by Clients:

Employ any device, scheme or artifice to defraud Clients;

Make any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

Engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon a Client; or

Engage in any manipulative practice with respect to Clients.

No Access Person shall purchase or sell, directly or indirectly, any Covered Security which to his/her knowledge is being actively Considered for Purchase or Sale by Clients.

This trading prohibition shall not apply to:

Purchases or sales in which the Access Person does not acquire any direct or indirect Beneficial Ownership;

Purchases or sales that are nonvolitional on the part of either the Access Person or the Client;

Purchases which are part of an Automatic Investment Plan;

Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

Other purchases and sales specifically approved by the Code's Compliance Officer, with advice of the legal counsel to the Funds, and deemed appropriate because of unusual or unforeseen circumstances;

Purchases or sales made by a wrap manager in an Access Person's Managed Account, provided that such purchases or sales do not reflect a pattern;

Purchases or sales in accounts over which the Access Person has no direct or indirect influence or Control.

LIAC or the Funds may from time to time adopt specific prohibitions or restrictions in response to special situations where there is a greater likelihood that certain Access Persons will have actual knowledge that a Client intends to buy or sell certain Covered Securities. Such prohibitions or restrictions when adopted and signed by the Code's Compliance

Officer shall be considered part of this Code until such time as the Officer deems such prohibitions or restrictions to be unnecessary.

VII. Preclearance Requirements

A.Investment Personnel

Investment Personnel must preclear their personal transactions in any Covered Security.

Investment Personnel are not required to preclear the following:

oTransactions for a Managed Account as provided in Section VI "Prohibited Activities" (the Managed

Account must have been pre-approved by the Code's Compliance Officer);

oTransactions which are excepted from reporting requirements under Section VIII.C "Reporting Obligations—Report Exceptions;" or

oTransactions in securities which are not eligible for purchase or sale by a Client. A list of ineligible securities for purchase or sale by a Client will be maintained by the Code's Compliance Officer.

Please note that preclearance approval does not alter an Access Person's responsibility to ensure that each personal securities transaction complies with the general standards of conduct and reporting requirements. By seeking pre- clearance, Investment Personnel will be deemed to be advising the Code's Compliance Officer or designee that they:

Do not possess any material, non-public information relating to the security or issuer of the security;

Are not using knowledge of any proposed trade or investment program relating to any client portfolio for personal benefit;

Believe the proposed trade is available to any similarly situated market participant on the same terms; and

Will provide any relevant information requested by the Code's Officer or designee.

Preclearing a Trade

1.A preclearance request must be submitted through Financial Tracking53 to the Code's Compliance Officer or designee prior to entering any orders for personal transactions. Please consult the separate Trade Preclearance Instructions.

2.Preclearance is only valid through the day after the preclearance authorization is given. After such time the preclearance request must be resubmitted.

3.Preclearance under this section shall be denied where Investment Personnel seek to execute a buy or sell order when there was a Client transaction within the last 7 business days for that same security (not including De Minimis Purchases or Sales).

4.Transactions that meet the De Minimis exception must be submitted for pre-clearance to ensure that the approval under the exception does not exceed 500 shares in total during a 30 day period.

53Financial Tracking is the compliance system used to administer reporting requirements under the LIAC and Lincoln Mutual Funds Code of Ethics and LIAC Personal Conduct Rules.

B.Access Persons

Access Persons must obtain prior written approval from the Code's Compliance Officer or designee before directly or indirectly acquiring Beneficial Ownership in any securities in an initial public offering or in a private securities offering.

Access Persons may not accept a position as a director, trustee or general partner of a publicly-traded company (other than Lincoln National Corporation) unless such position has been approved by the Code's Compliance Officer as not inconsistent with the interests of the Funds and their shareholders. The Code's Compliance Officer shall report any such approval to the Funds' Board at the next Board meeting.

VIII. Reporting Obligations

A.Distribution of Code of Ethics

New Access Persons. The Code's Compliance Officer shall provide each Access Person with a copy of the

Code within ten days of such person becoming an Access Person.

Code Amendments. The Code's Compliance Officer shall provide each Access Person with a copy of the revised Code within ten days of the effective date of any amendments to the Code.

Acknowledgment of Receipt. Each Access Person shall sign a written acknowledgment through Financial

Tracking within ten days of receiving the Code and any amendments thereto, which shall affirm such person's receipt and understanding of the Code.

Annual Acknowledgment. Each Access Person shall sign a written acknowledgement annually through Financial Tracking which shall affirm that such person has read and understood the Code of Ethics and has complied with its requirements. Such affirmation shall also require each Access Person to certify that any accounts for which the Access Person has beneficial ownership but no direct or indirect influence or Control to affirm that they did, in fact, not influence or Control such accounts.

B.Reports Required

Initial Securities	Quarterly Securities	Annual Securities
Holdings Report	Transaction Report	Holdings Report

Unless excepted by Section VIII.C "Reporting Obligations—Report Exceptions," every Access Person must provide to the Code's Compliance Officer the following: (1) Initial Holdings Report; (2) Quarterly Transaction Report; and (3) Annual Holdings Report. These reports must be completed (i.e., signed and dated) through Financial Tracking even if the Access Person has no holdings or transactions to report for the relevant time period.

☐Initial Holding Report. No later than ten days after a person becomes an Access Person, the Access Person will provide an Initial Securities Holdings Report to the Code's Compliance Officer. The Access Person must complete the report with information relating to securities holdings and accounts (which information must be current as of a date no more than forty-five (45) days prior to the date the person becomes an Access Person). In addition, after a person becomes an Access Person, the Access Person may be required to provide additional information about any account(s) (or the person(s) managing such accounts) which the Access

Person has no direct or indirect influence or Control over to the Code's Compliance Officer.

Duplicate Brokerage Statements and Confirmations. Access Persons must consent to or direct their brokers to supply to the Code's Compliance Officer, on a timely basis, duplicate copies of confirmations and statements for all Covered Securities accounts (whether provided electronically through Financial Tracking, through the mail, or similar method).

☐Quarterly Transaction Reports. No later than thirty (30) days after the end of a calendar quarter, Access Persons must submit a Quarterly Securities Transaction Report, detailing securities transactions during the quarter. Typically, each Access Person is required to notify the Code's Compliance Officer of new accounts through the Quarterly Transactions Reports noted below. However, if an Access Person opens an account where a third party will manage the account and the Access Person has no direct or indirect influence or

Control, the Access Person must promptly notify the Code's Compliance Officer and the Code's Compliance

Officer may request information from the Access Person about the third party manager and the Access

Person's relationship with such manager.

☐ Annual Holdings Reports. Access Persons must submit an Annual Securities Holdings Report (which information must be current as of a date no more than forty-five (45) days before the report is submitted). Such affirmation shall also require each Access Person to certify that any accounts for which the Access Person is a beneficial owner but has no direct or indirect influence or Control to affirm that they did, in fact, not influence or Control such accounts.

C.Report Exceptions

Rule 204A-1 of the Adviser's Act provides an exception from reporting which states that Access Persons need not submit:

"(i) Any report with respect to securities held in accounts over which the access person had no direct or indirect influence or control; (ii) A transaction report with respect to transactions effected pursuant to an automatic investment plan; (iii) A transaction report if the report would duplicate information contained in broker trade confirmations or account statements that you hold in your records so long as you receive the confirmations or statements no later than 30 days after the end of the applicable calendar quarter."

Consistent with the exception provided in Rule 204A-1, a person need not make a report with respect to transactions effected for, and Covered Securities held in, any account over which the person has no direct or indirect influence or Control. An Access Person must receive approval from the Code's Compliance Officer prior to relying on this exception for any account over which the Access Person may be a "beneficial owner" but have no direct or indirect influence or Control, such as:

A Blind Account as defined in "Control" under Section IV "Definitions;" or

An account of close relatives where the circumstances clearly demonstrate that there is no risk of influence or control by the Access Person.

An Independent Trustee of the Funds who would be required to make a report solely by reason of being a Trustee need not make:

An Initial Holdings Report or an Annual Holdings Report; and

A Quarterly Transaction Report – unless the Trustee knew or, in the course of fulfilling his or her official duties as a Trustee, should have known that during the 15-day period immediately before or after the

Trustee's transaction in a Covered Security, a Fund purchased or sold the Covered Security, or a Fund or its investment adviser Considered for Purchase or Sale a Covered Security.*

*An Independent Trustee who is required to file a Quarterly Transaction Report should do so no later than thirty (30) days after the end of the calendar quarter in which the securities transaction occurred.)

An Access Person need not make a Quarterly Transaction Report under Section VIII.B "Reporting Obligations—Reports Required" with respect to transactions effected pursuant to an Automatic Investment Plan.

D.Annual Report to Fund Boards

No less frequently than annually, the officers of LIAC and the Funds will furnish to the Funds' Boards, and the Boards will consider, a written report that:

Describes any issues arising under this Code since the last report to the Board, including, but not limited to, information about material violations of the Code and sanctions imposed in response to the material violations; and

Certifies that LIAC or the Funds, as applicable, have adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

IX. Administrative Procedures

The Code's Compliance Officer or designee will identify all Access Persons and will notify them of this classification and their obligations under this Code. The Code's Compliance Officer will also maintain procedures regarding the review of all reports required to be made under the 1940 Act and the Advisers Act, as applicable.

The Code's Compliance Officer, with guidance from Legal as appropriate, shall determine whether there is a violation of the prohibitions or reporting requirements contained in this Code and the appropriate sanctions to be imposed. The Code's Compliance Officer shall report to the Principal Executive Officer on a timely basis any material violations of the prohibitions or reporting requirements contained in this Code and the sanctions imposed.

On a quarterly basis, the Code's Compliance Officer will provide the Funds' Boards with a summary report of material violations of the Code and the sanctions imposed. When the Code's Compliance Officer finds that a transaction otherwise reportable above could not reasonably be found to have resulted in fraud, deceit, or a manipulative practice in violation of the 1940 Act, he may, in his discretion, document such finding in lieu of reporting the transaction to the Boards.

On at least a quarterly basis, the Code's Compliance Officer shall report to the LIAC Governance Committee any violations of the prohibitions or reporting requirements contained in this Code and the sanction imposed, if applicable. The LIAC Governance Committee will review the report to consider whether appropriate sanctions were imposed.

No person shall participate in a determination of whether he or she has committed a violation of the Code or of the imposition of any sanction against himself. If a Code violation of the Principal Executive Officer is under consideration, the Independent Trustees of the Funds collectively shall act in all respects in the manner prescribed herein for the Principal Executive Officer.

At least annually, the Code's Compliance Officer will provide a copy of his Annual Holdings Report and Personal Transaction Reports to the LIAC Principal Executive Officer for review.

X.Violations and Sanctions

Violations of the Code are taken seriously and may result in sanctions or other consequences up to and including termination of employment such as:

A warning

Additional training

Referral to the Access Person's business manager, senior management and/or oversight committee

Reversal of a trade

Disgorgement of profits

Limitation or restriction on personal investing

A fine

Referral to civil or criminal authorities

In determining what, if any, remedial action is appropriate in response to a violation of the Code, the Code's Compliance Officer will consider, among other factors, the gravity of the violation, the frequency of the violations, whether any violation caused harm or the potential of harm to any Client, whether the Access Person knew or should have known that his/her activity violated the Code, whether the Access Person engaged in a transaction with a view to making a profit on the anticipated market action of a transaction by a Client, the Access Person's efforts to cooperate with the investigation, and the Access Person's efforts to correct any conduct that led to a violation. In rare instances, the Code's Compliance Officer may determine that, for equitable reasons, no remedial action should be taken.

XI. Records

LIAC and the Funds shall maintain the following records not less than five years from the end of the fiscal year in which a record is made, the first two years in an easily accessible place, which records shall be available for examination by representatives of the SEC:

A copy of this Code and any other code which is, or at any time within the past five years has been in effect regarding LIAC or the Funds' operations;

A record of any violation of this Code and of any action taken as a result of such violation;

A copy of each report made by an Access Person (e.g., Initial Holdings Report, Quarterly Transaction Report, Annual Holdings Report), including any information provided in lieu of the Quarterly Transaction Reports;

A list of all persons who are, or within the past five years have been, required to make reports under this Code, and also those persons who were responsible for reviewing these reports;

A copy of each report to the Funds' Board required by this Code.

LIAC and the Funds must maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition by Investment Personnel of securities under this Code, for at least five years after the end of the fiscal year in which the approval is granted.

The Code's Compliance Officer shall maintain on behalf of LIAC and the Funds all records required by the 1940 Act and the Advisers Act for the time periods prescribed.

The Code's Compliance Officer shall keep all information and reports from any Access Person in strict confidence, subject only to disclosure as required by law or as described in this Code.

Exhibit A

Pre-clearance still required for ETFs eligible for de minimis exception

Ticker	Company Name	Ticker	Company Name

AAXJ	ISHARES MSCI AC ASIA EX	EFG	ISHARES MSCI EAFE GROWTH

ACWI	ISHARES MSCI ACWI ETF	EFV	ISHARES MSCI EAFE VALUE ETF

ACWV	ISHARES EDGE MSCI MIN VOL	EIDO	ISHARES MSCI INDONESIA ETF

ACWX	ISHARES MSCI ACWI EX US ETF	EMB	ISHARES JPMORGAN USD EMG

AGG	ISHARES CORE US AGGR BD	EMLC	VANECK VECTORS JPMRGN EM

AMJ	JPMORGAN CHASE & CO	EMLP	FIRST TRUST N AMER ENRG

AMLP	ALPS ALERIAN MLP ETF	EPHE	ISHARES MSCI PHILIPPINES ETF

AMZA	ETFIS SER TR I INFRACAP MLP	EPI	WISDOMTREE INDIA EARNINGS

ANGL	VANECK VECTORS FLLN ANGL	EPOL	ISHARES MSCI POLAND CPD

ASHR	DEUTSCHE X-TRKRS HRV 300	EPP	ISHARES MSCI PACIFIC EX-JPN

BIL	SPDR BLMBRG BRCLYS 1-3 MO	ERUS	ISHARES MSCI RUSSIA CPD ETF

BIV	VANGUARD INTERMEDIATE-	EUFN	ISHARES MSCI EUROPE FINL

BKLN	POWERSHARES SENIOR LOAN	EWA	ISHARES MSCI AUSTRALIA ETF

BND	VANGUARD TOTAL BOND	EWC	ISHARES MSCI CANADA ETF

BNDX	VANGUARD TOTAL	EWD	ISHARES MSCI SWDEN CAPED

BOTZ	GLOBAL X ROBOTICS & ART	EWG	ISHARES MSCI GERMANY ETF

BSCK	GUGGENHEIM BULTSHRS 2020	EWH	ISHARES MSCI HONG KONG ETF

BSJI	GUGGENHEIM BULTS 2018 HY	EWI	ISHARES MSCI ITALY CPD ETF

BSV	VANGUARD SHORT-TERM	EWJ	ISHARES MSCI JAPAN ETF

BWX	SPDR BLMBG BRCLYS INTL	EWL	ISHARES MSCI SWITZERLAND

CIU	ISHARES INTERMEDIATE CR	EWM	ISHARES MSCI MALAYSIA ETF

CSJ	ISHARES 1-3 YR CREDIT BD ETF	EWP	ISHARES MSCI SPAIN CPD ETF

CWB	SPDR BLMBRG BRCLYS CONV	EWQ	ISHARES MSCI FRANCE ETF

CWI	SPDR MSCI ACWI EX-US ETF	EWS	ISHARES MSCI SNGPORE CPD

DBA	POWERSHARES DB	EWT	ISHARES MSCI TIWAN CAPED

DBB	POWERSHARES DB BASE	EWU	ISHARES MSCI U K ETF

DBC	POWERSHARES DB COMMD	EWW	ISHARES MSCI MEXICO CPD ETF

DBEF	DEUTSCHE X-TRKRS MSCI	EWY	ISHARES MSCI STH KOREA CPD

DBEU	DEUTSCHE X-TRKRS MSCI EUR	EWZ	ISHARES MSCI BRAZIL CPD ETF

DBJP	DEUTSCHE X-TRKRS MSCI JPN	EZA	ISHARES MSCI S AFRICA ETF

DBO	POWERSHARES DB OIL FUND	EZU	ISHARES MSCI EUROZONE ETF

DEM	WISDOMTREE EMRG MRKTS HI	FCG	FIRST TRUST NATURAL GAS

DGRO	ISHARES CORE DIV GROWTH	FDD	FIRST TR STOXX EURO SEL DIV

DGRW	WISDOMTREE US QLTY DIV	FDL	FIRST TR MORNINGSTAR DIV

DIA	SPDR DJIA ETF TRUST	FDN	FIRST TR DJ INTERNT IDX FD

DJP	IPATH BLMBRG CMDTY IDX	FENY	FIDELITY MSCI ENERGY ETF

DVY	ISHARES SELECT DIVIDEND	FEZ	SPDR EURO STOXX 50 ETF

DXJ	WISDOMTREE JAPAN HDGD EQ	FLOT	ISHARES FLOATING RATE BD

ECH	ISHARES MSCI CHILE CPD ETF	FLRN	SPDR BLMBRG BRCLYS INVT

EEM	ISHARES MSCI EMERG MKTS	FNCL	FIDELITY MSCI FINANCIALS

EEMV	ISHARES EDGE MSCI MIN VOL	FNDA	SCHWAB FUNDMNTL US SM CO

EFA	ISHARES CORE MSCI EAFE IMI	FNDE	SCHWAB FNDMNTL E M LG CO

EFAV	ISHARES EDGE MSCI MNVOL	FNDF	SCHWAB FNDMNTL INT LG CO

Ticker	Company Name	Ticker	Company Name

FNDX	SCHWAB FUNDMNTL US LG CO	ILF	ISHARES LATIN AMERICA 40 ETF

FPE	FIRST TRUST PFD SECS & INCM	INDA	ISHARES MSCI INDIA ETF

FTXO	FIRST TRUST NASDAQ BANK	ITA	ISHARES US AEROSP & DEFENSE

FV	FIRST TR DORSEY WRIT FOCUS	ITB	ISHARES US HOME CONSTR ETF

FVD	FIRST TR VALUE LINE DIV FD	ITM	VANECK VECTORS AMT-FREE

FXD	FIRST TR CONSMR DISRTNRY	ITOT	ISHARES CORE S&P TOT U S MKT

FXE	CURRENCYSHARES EURO	IUSG	ISHARES CORE S&P U.S.

FXG	FIRST TR CONSMR STAPLS	IUSV	ISHARES CORE RUSSELL US VAL

FXI	ISHARES CHINA LARGE-CAP	IVE	ISHARES S&P 500 VALUE ETF

FXN	FIRST TR ENERGY ALPHADEX	IVV	ISHARES CORE S&P 500 ETF

FXO	FIRST TR FINANCIALS	IVW	ISHARES S&P 500 GROWTH ETF

FXR	FIRST TR INDSTRLS/PROD	IWB	ISHARES RUSSELL 1000 ETF

FXU	FIRST TR UTILITIES ALPHADEX	IWD	ISHARES RUSSELL 1000 VALUE

GDX	VANECK VECTORS GOLD	IWF	ISHARES RUSSELL 1000 GWTH

GDXJ	VANECK VECTORS JR GLD	IWM	ISHARES RUSSELL 2000 ETF

GLD	SPDR GOLD TRUST	IWN	ISHARES RUSSELL 2000 VALUE

GOVT	ISHARES U.S. TREASURY BD	IWO	ISHARES RUSSELL 2000 GROWTH

GREK	GLOBAL X FTSE GREECE 20	IWP	ISHARES RUSSELL MID-CP

GSG	ISHARES S&P GSCI COMDTY	IWR	ISHARES RUSSELL MID-CAP ETF

GUNR	FLEXSHARES GLBL UPSTR NAT	IWS	ISHARES RUSSELL MDCP VAL

HACK	ETF MGRS PUREFUNDS CYBER	IWV	ISHARES RUSSELL 3000 ETF

HDV	ISHARES CORE HI DIVIDEND	IXC	ISHARES GLOBAL ENERGY ETF

HEDJ	WISDOMTREE EUROPE	IXUS	ISHARES CORE MSCI TOTAL

HEFA	ISHARES CRRENCY HD MSCI	IYE	ISHARES US ENERGY ETF

HEWG	ISHARES CURRENCY HG MSCI	IYF	ISHARES US FINANCIALS ETF

HEWJ	ISHARES CURRENCY HG MSCI	IYM	ISHARES US BASIC MATERIALS

HEZU	ISHARES CURR HDG MSCI	IYR	ISHARES US REAL ESTATE ETF

HYD	VANECK VECTORS HIGH YLD	IYT	ISHARES TRANSPORTATION AVG

HYG	ISHARES IBOXX HIGH YLD CP	IYW	ISHARES US TECHNOLOGY ETF

HYS	PIMCO 0-5 YR HI YLD CORP ETF	IYZ	ISHARES US

IAT	ISHARES US REGIONAL BANKS	JNK	SPDR BLMBRG BRCLYS HI YLD

IAU	ISHARES GOLD TRUST	JO	BARCLAYS BANK PLC

IBB	ISHARES NASDAQ BIOTECH	KBE	SPDR S&P BANK ETF

ICF	ISHARES COHEN & STEERS	KBWB	POWERSHARES KBW BK

IDV	ISHARES INTL SELECT DIV ETF	KRE	SPDR S&P REGIONAL BKG ETF

IEF	ISHARES 7-10 YR TREAS BD	KWEB	KRANESHARES CSI CHINA

IEFA	ISHARES CORE MSCI EAFE ETF	LIT	GLOBAL X LITHIUM ETF

IEI	ISHARES 3-7 YR TREAS BD ETF	LQD	ISHARES IBOXX INVST GR CP BD

IEMG	ISHARES CORE MSCI EMERG	MBB	ISHARES MBS ETF

IEUR	ISHARES CORE MSCI EUROPE	MCHI	ISHARES MSCI CHINA ETF

IEV	ISHARES EUROPE ETF	MDY	SPDR MIDCAP 400 ETF TRUST

IFV	FIRST TR DRSY WRT INTL FOC	MINT	PIMCO ENH SHORT MAT ACTV

IGF	ISHARES GLOBAL	MLPA	GLOBAL X MLP ETF

IJH	ISHARES CORE S&P MID-CAP	MLPI	UBS AG JERSEY BRH

IJR	ISHARES CORE S&P SM-CAP	MMIN	IQ MACKAY SHLDS MUN INSD

Ticker	Company Name	Ticker	Company Name

MMIT	IQ MACKAY SHLDS MUN INTR	SCZ	ISHARES MSCI EAFE SM-CAP

MTUM	ISHARES EDGE MSCI USA	SDIV	GLOBAL X SUPERDIVIDEND ETF

MUB	ISHARES NATL MUNI BOND	SDOG	ALPS SECTOR DIVIDEND DOGS

NEAR	ISHARES SHORT MAT BOND	SDY	SPDR S&P DIVIDEND ETF

NOBL	PROSHARES S&P 500 DIV	SECT	MAIN SECTOR ROTATION ETF

OEF	ISHARES S&P 100 ETF	SHM	SPDR NUVN BLMBRG BRCLYS

OIH	VANECK VECTORS OIL SVCS	SHV	ISHARES SHORT TREAS BD ETF

OIL	BARCLAYS IPATH CRUDE OIL	SHY	ISHARES 1-3 YR TREAS BD ETF

PCY	POWERSHARES EMER MKTS	SHYG	ISHARES 0-5 YR HGH YLD CP BD

PDBC	PWRSHRS OPT YIELD DIVSFD	SJNK	SPDR BLMBRG BRCLYS ST HI

PEY	POWERSHARES HIGH YLD EQ	SLV	ISHARES SILVER TRUST

PFF	ISHARES US PREFERRED STK	SMH	VANECK VECTORS

PGF	POWERSHARES FINANCIAL	SNLN	HIGHLAND/IBOXX SENIOR

PGX	POWERSHARES PREFERRED	SOXX	ISHARES PHLX SEMICONDCTR

PHB	POWERSHARES FND HIGH YLD	SPHB	POWERSHARES S&P500 HIGH

PID	POWERSHARES INTL DIV ACHV	SPHD	POWERSHRS SP500 HI DIV LO VL

PIN	POWERSHARES INDIA	SPHQ	POWERSHRS S&P 500 QUAL

PXH	POWERSHARES FTSE RAFI EMR	SPIB	SPDR BLMBRG BRCLYS INTRMD

PZA	POWERSHARES NATL AMT-FR	SPLV	POWERSHARES S&P500 LO

QQQ	POWERSHARES QQQ TRUST	SPSB	SPDR BLMBRG BRCLYS ST CP

QTEC	FIRST TR NASDAQ-100 TECH	SPY	SPDR S&P 500 ETF TRUST

QUAL	ISHARES EDGE MSCI USA QLTY	SRLN	SPDR BLACKSTONE/GSO SR

REM	ISHARES MTG RE CAPPED ETF	TFI	SPDR NUVN BLMBRG BRCLYS

RING	ISHARES MSCI GBL GOLD	TIP	ISHARES TIPS BOND ETF

RJI	SWEDISH EXPT CR CORP	TLT	ISHARES 20 PLUS YR TREAS ETF

ROBO	ROBO GLOBAL ROBOTICS	TOTL	SPDR DOUBLELINE TOT RET

RSP	GUGGENHEIM S&P 500 EQUAL	TUR	ISHARES MSCI TURKEY ETF

RSX	VANECK VECTORS RUSSIA ETF	UNG	UNITED STATES NATURAL GAS

RWO	SPDR DOW JONES GLBL RL EST	URA	GLOBAL X URANIUM ETF

RWR	SPDR DOW JONES REIT ETF	USMV	ISHARES EDGE MSCI MIN VOL

RWX	SPDR DOW JONES INTL RL EST	USO	UNITED STATES OIL FUND LP

SCHA	SCHWAB US SMALL-CAP ETF	VB	VANGUARD SMALL-CAP ETF

SCHB	SCHWAB US BROAD MARKET	VBR	VANGUARD SMALL-CAP VALUE

SCHD	SCHWAB US DIVIDEND EQTY	VCIT	VANGUARD SCTTSDL INTRM-CP

SCHE	SCHWAB EMERGING MKT	VCLT	VANGUARD SCTTSDL LNG-CP

SCHF	SCHWAB INTL EQUITY ETF	VCSH	VANGUARD SCTTSDL SHT-CP

SCHG	SCHWAB US LARGE-CAP GRW	VDE	VANGUARD ENERGY ETF

SCHH	SCHWAB U.S. REIT ETF	VEA	VANGUARD FTSE DEVEL MKTS

SCHK	SCHWAB STGC - 100 INDEX	VEU	VANGUARD FTSE ALL-WRLD

SCHM	SCHWAB U.S. MID-CAP ETF	VFH	VANGUARD FINANCIALS ETF

SCHO	SCHWAB SHORT-TERM US TRS	VGK	VANGUARD FTSE EUROPE ETF

SCHP	SCHWAB US TIPS ETF	VGT	VANGUARD INFORMTION TECH

SCHV	SCHWAB US LARGE-CAP VAL	VHT	VANGUARD HEALTH CARE ETF

SCHX	SCHWAB US LARGE-CAP ETF	VIG	VANGUARD DIVIDEND APPR

SCHZ	SCHWAB US AGGREGATE	VIXY	PROSHARES VIX ST-TERM

Ticker	Company Name	Ticker	Company Name

VLUE	ISHARES EDGE MSCI USA	VYM	VANGUARD HIGH DIVIDEND

VMBS	VANGUARD SCTTSDL MTG-	WEAT	TEUCRIUM WHEAT FUND

VNQ	VANGUARD REIT IDX VIPERS	XBI	SPDR S&P BIOTECH ETF

VNQI	VANGUARD GLOBAL EX-US RE	XES	SPDR S&P OIL&GAS EQUIP &

VO	VANGUARD MID-CAP ETF	XHB	SPDR S&P HOMEBUILDERS ETF

VOE	VANGUARD MID-CAP VALUE	XLB	SECTOR SPDR (MATERIALS)

VOO	VANGUARD S&P 500 ETF	XLE	SECTOR SPDR (SBI INT-

VPL	VANGUARD FTSE PACIFIC ETF	XLF	SECTOR SPDR (SBI INT-FINL)

VRP	POWERSHARES VAR RT PFD	XLFS	THE FINANCIAL SRVS SLCT

VT	VANGUARD TOTAL WORLD	XLI	SECTOR SPDR (SBI INT-INDS)

VTEB	VANGUARD TAX-EXEMPT	XLK	SECTOR SPDR (SBI INT-TECH)

VTI	VANGUARD TOTAL STOCK	XLP	SECTOR SPDR (SBI CONS

VTIP	VANGUARD S-T INF-PRO SEC	XLRE	THE REAL ESTATE SELECT

VTV	VANGUARD VALUE ETF	XLU	SECTOR SPDR (SBI INT-UTILS)

VUG	VANGUARD GROWTH ETF	XLV	SECTOR SPDR (HEALTH CARE)

VV	VANGUARD LARGE-CAP ETF	XLY	SECTOR SPDR (CONSUMER

VWO	VANGUARD FTSE EMRG MKTS	XME	SPDR S&P METALS & MINING

VXF	VANGUARD EXTENDED	XOP	SPDR S&P OIL&GAS EXPL &

VXUS	VANGUARD TOTAL INTL STK	XRT	SPDR S&P RETAIL ETF

VXX	IPATH S&P 500 VIX S-TERM ETN